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                                                                Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-46233 of MEDIQ Incorporated and subsidiaries on Form S-4 of our report dated November 25, 1997, appearing in the Annual Report on Form 10-K of MEDIQ Incorporated and subsidiaries for the year ended September 30, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
April 15, 1998